UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2005

Intervoice, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-15045	75-1927578
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

17811 Waterview Parkway,
Dallas, Texas 75252
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (972) 454-8000

Not applicable
(Former name or former address, if changed since last report)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

     On May 27, 2005, the Board of Directors of Intervoice, Inc. (the “Company”) adopted the Intervoice, Inc. 2005 Stock Incentive Plan subject to approval by a majority of the shares of Common Stock present or represented and voting on the proposal to approve the plan at the Company’s 2005 annual meeting scheduled for July 13, 2005. A copy of the plan is attached as Exhibit 10.1 hereto and incorporated herein by reference. The following is a summary of the plan and is qualified in its entirety by reference to the full text of the plan.

     Purposes. The plan allows for the grant of stock options, restricted stock, restricted stock units, stock appreciation rights, performance awards and other incentive awards to employees, non-employee directors and other service providers of the Company and its affiliates who are in a position to make a significant contribution to the success of the Company and its affiliates. The purposes of the plan are to attract and retain individuals, further align employee and shareholder interests, and closely link compensation with Company performance. The plan will provide an essential component of the total compensation package, reflecting the importance that the Company places on aligning the interests of service providers with those of our shareholders.

     Administration. The plan provides for administration by the Compensation Committee or another committee of the Board of Directors (the “Committee”). However, each member of the Committee must (i) meet independence requirements of The NASDAQ Stock Market, Inc.; (ii) be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and (iii) be an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). With respect to awards granted to non-employee directors, the Committee is the Board of Directors. Among the powers granted to the Committee are the authority to operate, interpret and administer the plan; determine eligibility for and the amount and nature of awards; establish rules and regulations for the plan’s operation; accelerate the exercise, vesting or payment of an award if the acceleration is in the best interest of the Company; require participants to hold a stated number or percentage of shares acquired pursuant to an award for a stated period of time; and establish other terms and conditions of awards made under the plan. The Committee also has authority with respect to all matters relating to the discharge of its responsibilities and the exercise of its authority under the plan. The plan provides for indemnification of Committee members for personal liability incurred related to any action, interpretation, or determination made in good faith with respect to the plan and awards made under the plan.

     Eligibility. Employees, non-employee directors and other service providers of the Company and our affiliates who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company and our affiliates are eligible to participate in the plan. The Committee determines the type and size of award and sets the terms, conditions, restrictions and limitations applicable to the award within the confines of the plan’s terms.

     Available Shares. The maximum number of shares available for grant under the plan is 3,500,000 shares of Common Stock, plus all shares of Common Stock that remain available for grant under the Company’s existing stock option plans as of the date the 2005 Stock Incentive

Plan is approved by shareholders plus any shares of Common Stock that become available under the plan (or an existing stock option plan) for any reason other than exercise. The number of shares available for award under the plan is subject to adjustment for certain corporate changes in accordance with the provisions of the plan. The aggregate number of shares available for grant will be reduced by (i) two shares of Common Stock for each share of Common Stock delivered in settlement of any award of restricted stock, restricted stock units, stock appreciation rights, performances awards or other incentive awards and any discounted options granted under the Plan and (ii) one share of Common Stock for each share delivered in settlement of stock options (other than discounted stock options). Shares of Common Stock issued pursuant to the plan may be shares of original issuance or treasury shares or a combination of those shares.

     The maximum number of shares of Common Stock available for grant of awards under the plan to any one participant is (i) 500,000 shares during the fiscal year in which the participant begins work for the Company and (ii) 300,000 shares during each fiscal year thereafter.

     Stock Options. The plan provides for the grant of incentive stock options intended to meet the requirements of Section 422 of the Code and nonqualified stock options that are not intended to meet those requirements. Incentive stock options may be granted only to employees of the Company and its affiliates. All options will be subject to terms, conditions, restrictions and limitations established by the Committee, as long as they are consistent with the terms of the plan.

     The Committee will determine when an option will vest and become exercisable. No option will be exercisable more than seven years after the date of grant (or, in the case of an incentive stock option granted to a 10% shareholder, five years after the date of grant). Unless otherwise provided in the option award agreement, options terminate within a certain period of time following a participant’s termination of employment or service by reason of death, disability or retirement (1 year), for any reason other than death, disability, retirement, or Cause (6 months) or for cause (30 days). The one-year exercise period following retirement is shortened to 10 days following written notice to the participant if the participant engages in a harmful activity (as defined in the plan).

     The exercise price of a stock option granted under the plan may not be less than the fair market value of the Common Stock on the date of grant; however, the exercise price may be less if the option is granted in connection with a transaction or complies with special rules under Section 409A of the Code. Incentive stock options must be granted at 100% of fair market value. (or, in the case of an incentive stock option granted to a 10 percent shareholder, 110 percent of fair market value).

     The exercise price of a stock option may be paid (i) in cash, (ii) in the discretion of the Committee, with previously acquired nonforfeitable, unrestricted shares of Common Stock that have been held for six months and that have an aggregate fair market value at the time of exercise equal to the total exercise price, or (iii) a combination of those shares and cash. In addition, in the discretion of the Committee, the exercise price may be paid by delivery to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares of

Common Stock with respect to which the option is exercised and deliver the sale or margin loan proceeds directly to the Company to pay the exercise price and any required withholding taxes.

     Stock Appreciation Rights or SARs. A stock appreciation right or SAR entitles the participant to receive an amount in cash and/or shares of Common Stock, as determined by the Committee, equal to the amount by which the Company’s Common Stock appreciates in value after the date of the award. The Committee will determine when the SAR will vest and become exercisable. Generally, the exercise price of a SAR will not be less than the fair market value of the Common Stock on the date of grant. However, the exercise price may be less if the stock is granted in connection with a transaction or complies with special rules under Section 409A of the Code. No SAR will be exercisable later than seven years after the date of the grant. The Committee will set other terms, conditions, restrictions and limitations on SARs, including rules as to exercisability after termination of employment or service.

     Restricted Stock and Restricted Stock Units (RSUs). Restricted stock is shares of Common Stock that must be returned to the Company if certain conditions are not satisfied. The Committee will determine the restriction period and may impose other terms, conditions and restrictions on restricted stock, including vesting upon achievement of performance goals pursuant to a performance award and restrictions under applicable securities laws. The Committee also may require the participant to pay for restricted stock. Subject to the terms and conditions of the award agreement related to restricted stock, a participant holding restricted stock will have the right to receive dividends on the shares of restricted stock during the restriction period, vote the restricted stock and enjoy all other shareholder rights related to the shares of Common Stock. Upon expiration of the restriction period, the participant is entitled to receive shares of common stock not subject to restriction.

     Restricted stock units (or RSUs) are fictional shares of Common Stock. The Committee will determine the restriction period and may impose other terms, conditions and restrictions on RSUs. Upon the lapse of restrictions, the participant is entitled to receive one share of common stock or an amount of cash equal to the fair market value of one share of common stock as provided in the award agreement. An award of restricted stock units may include the grant of a tandem cash dividend right or dividend unit right. A cash dividend right is a contingent right to receive an amount in cash equal to the cash distributions made with respect to a share of Common Stock during the period the RSU is outstanding. A dividend unit right is a contingent right to have additional RSUs credited to the participant equal to the number of shares of Common Stock (at fair market value) that may be purchased with the cash dividends. Restricted stock unit awards are considered nonqualified deferred compensation subject to Section 409A of the Code and will be designed to comply with that section.

     Performance Awards. A performance award is an award payable in cash or Common Stock (or a combination thereof) upon the achievement of certain performance goals over a performance period. Performance awards may be combined with other awards to impose performance criteria as part of the terms of the other awards. For each performance award, the Committee will determine (i) the amount a participant may earn in the form of cash or shares of Common Stock or a formula for determining the amount payable to the participant; (ii) the performance criteria and level of achievement versus performance criteria that will determine the amount payable or number of shares of Common Stock to be granted, issued, retained and/or vested; (iii) the performance period over which performance is to be measured, which may not be shorter than one year; (iv) the timing of any payments to be made; (v) restrictions on the transferability of the award; and (vi) other terms and conditions that are not inconsistent with the plan.

     The maximum amount that may be paid in cash pursuant to a performance award each fiscal year is $2,000,000. If an award provides for a performance period longer than one fiscal year, the limit will be multiplied by the number of full fiscal years in the performance period. The performance measure(s) to be used for purposes of performance awards may be described in terms of objectives that are related to the individual participant or objectives that are Company-wide or related to a subsidiary, division, department, region, function or business unit of the Company in which the participant is employed, and may consistent of one or more or any combination of the following criteria:

-	Earnings or earnings per share (whether on a pre-tax, after-tax, operational or other basis)	-	Accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions
-	Return on equity	-	One or more operating ratios
-	Return on assets or net assets	-	Stock price
-	Revenues	-	Total shareholder return
-	Income or operating income	-	Market share
-	Expenses or expense levels	-	Cash flow
-	Return on capital or invested capital or other related financial measures	-	Net borrowing, debt leverage levels, credit quality or debt ratings
-	Capital expenditures	-	Net asset value per share
-	Economic value added	-	Profit margin
-	Individual business objectives	-	Operating profit

     Performance awards may be designed to comply with Code Section 162(m) performance-based compensation requirements. Section 162(m) of the Code limits the Company’s income tax deduction for compensation paid to each of the CEO and the four other highest paid officers of the Company to $1 million each year. There is an exception to the $1 million deduction limitation for performance-based compensation. To the extent that awards are intended to qualify as “performance-based compensation” under Section 162(m), the performance criteria will be established in writing by the Committee not later than 90 days after the commencement of the performance period, based on one or more, or any combination, of the performance criteria listed above.

     The Committee may reduce, but not increase, the amount payable and the number of shares to be granted, issued, retained or vested pursuant to a performance award. Prior to payment of compensation under a performance award intended to comply with Section 162(m), the Committee will certify the extent to which the performance goals and other criteria are achieved.

     Other Incentive Awards. The Committee may grant other incentive awards under the plan based upon, payable in or otherwise related to, shares of Common Stock if the Committee determines that the other incentive awards are consistent with the purposes of the plan. Other incentive awards will be subject to any terms, conditions, restrictions or limitations established by the Committee. Payment of other incentive awards will be made at the times and in the forms, which may be cash, shares of Common Stock or other property, established by the Committee.

     New Plan Benefits. The number of awards that will be received by or allocated to our executive officers, non-employee directors, employees and other service providers under the 2005 Stock Incentive Plan is undeterminable at this time.

     Company Change of Control. Unless an award agreement provides otherwise, in the event of an involuntary termination of employment or service other than for cause or a voluntary termination for good reason within one year after a change of control of the Company (as defined in accordance with the special rules under Section 409A of the Code, which may include, among others, the dissolution or liquidation of the Company, certain reorganizations, mergers or consolidations of the Company, or the sale of all or substantially all the assets of the Company), any time periods, conditions or contingencies relating to exercise or realization of, or lapse of restrictions under, awards will be automatically accelerated or waived so that: (i) if no exercise of the award is required, the award may be realized in full at the time of termination, or (ii) if exercise of the award is required, the award may be exercised in full beginning at the time of termination. Nevertheless, to the extent surrender or settlement of awards will not result in negative tax consequences to participants under Section 409A of the Code, the Committee may, without consent of a participant, (i) require participants to surrender any outstanding options or stock appreciation rights in exchange for an equivalent amount of cash, Common Stock, securities of another company or any combination thereof equal to the difference between fair market value of the Common Stock and the exercise or grant price, or (ii) require that participants receive payments in settlement of restricted stock, restricted stock units (and related cash dividend rights and dividend unit rights, as applicable), performance awards or other incentive awards in an amount equivalent to the value of those awards.

     Withholding Taxes. All applicable withholding taxes will be deducted from any payment made under the plan, withheld from other compensation payable to the participant, or be required to be paid by the participant prior to the making of any payment of cash or Common Stock under the plan. Payment of withholding taxes may be made by withholding shares of Common Stock from any payment of Common Stock due or by the delivery by the participant to the Company of previously acquired shares of Common Stock, in either case having an aggregate fair market value equal to the amount of the required withholding taxes. No payment will be made and no shares of Common Stock will be issued pursuant to any award made under the plan until the applicable tax withholding obligations have been satisfied.

     Transferability. No award of incentive stock options or restricted stock during its restricted period may be sold, transferred, pledged, exchanged, or disposed of, except by will or the laws of descent and distribution. If provided in the award agreement, other awards may be transferred by a participant to a permitted transferee.

     Amendment. The Board of Directors may suspend, terminate, amend or modify the plan, but may not without the approval of the holders of a majority of the shares of Common Stock of the Company make any alteration or amendment that operates (i) to increase the total number of shares of Common Stock that may be issued under the plan (other than adjustments in connection with certain corporate reorganizations and other events), (ii) to change the designation or class of persons eligible to receive awards under the plan or (iii) to effect any change for which shareholder approval is required by or necessary to comply with applicable law or the listing requirements of NASDAQ or any other exchange or association on which the Common Stock is then listed or quoted. Upon termination of the plan, the terms and provisions thereof will continue to apply to awards granted before termination. No suspension, termination, amendment or modification of the plan will adversely affect in any material way any award previously granted under the plan, without the consent of the participant.

Item 9.01. Financial Statements and Exhibits

     (a) Financial Statements of Business Acquired.

     Not applicable.

     (b) Pro Forma Financial Information.

     Not applicable.

     (c) Exhibits.

Exhibit Number	Exhibit Title
10.1	2005 Stock Incentive Plan

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERVOICE, INC.
	By:	/s/ Dean C. Howell
Dean C. Howell
Date: June 3, 2005		Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Exhibit Title
10.1	2005 Stock Incentive Plan